Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-269238 on Form S-1 of our report dated September 22, 2022 (February 1, 2023 as to the effects of the reverse unit split described in Note 12), relating to the combined financial statements of the operations of Nextracker. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
February 1, 2023